Exhibit 99.1

This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth fiscal quarter and fiscal year 2008, our ability to perform under adverse economic circumstances, our liquidity and potential needs for capital, the anticipated outlook for our business and our currently expected first quarter fiscal year 2009 net revenue and earnings results and components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth fiscal quarter and fiscal year 2008 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; the Securities and Exchange Commission having views different from ours on the results of the review of our past stock option grants conducted by a Special Committee of our Board and Governmental Authorities and the review of our historical recognition of our revenue by our Audit Committee; risks and costs inherent in litigation, including any pending or future litigation relating to our stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices and revenue recognition and associated financial statements or any declines on the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2007, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Jabil Reports Fourth Quarter Operating Income Grew 74 percent

Fiscal Year 2008 Operating Income Increased 38 Percent

St. Petersburg, FL – September 26, 2008...Jabil Circuit, Inc. (NYSE: JBL), today reported its preliminary, unaudited financial results for the company’s fourth quarter and fiscal year 2008, ended August 31, 2008. “We are pleased to be able to post targeted results this quarter given the challenging macro environment,” said President and CEO Timothy L. Main.

(Definitions used: “GAAP” means generally accepted accounting principles in the United States of America. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, acquisition-related charges and restructuring and impairment charges. Jabil defines core operating margin as core operating income divided by net revenue. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, acquisition-related charges, restructuring and impairment charges and certain other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)

Fourth Quarter 2008

Net revenue for the fourth quarter of fiscal 2008 increased four percent to $3.3 billion compared to $3.1 billion for the same period of fiscal 2007.

GAAP operating income for the fourth quarter of fiscal 2008 increased 74 percent to $87.8 million compared to $50.5 million for the same period of fiscal 2007. GAAP net income for the fourth quarter of fiscal 2008 increased 390 percent to net income of $57.5 million compared to $11.7 million of net income for the same period in fiscal 2007. GAAP diluted earnings per share for the fourth quarter of fiscal 2008 increased 367 percent to net income per share of $0.28 compared to $0.06 of earnings per share for the same period of fiscal 2007.

Jabil’s fourth quarter of fiscal 2008 core operating income increased one percent to $104.7 million or 3.2 percent of net revenue compared to $103.8 million or 3.3 percent of net revenue for the fourth quarter of fiscal 2007. Core earnings increased three percent to $61.7 million compared to $59.9 million for the fourth quarter of fiscal 2007. Core earnings per share increased 3 percent to $0.30 per diluted share for the period compared to $0.29 for the fourth quarter of fiscal 2007.

M O R E

Earnings Release—Add One

September 26, 2008

Fiscal Year 2008

Net revenue for the fiscal year increased four percent to $12.8 billion compared to $12.3 billion for fiscal 2007.

GAAP operating income for fiscal 2008 increased 38 percent to $251.4 million compared to $181.9 million for fiscal 2007. GAAP net income for fiscal 2008 increased 83 percent to $133.9 million compared to $73.2 million for fiscal 2007. GAAP diluted earnings per share for fiscal 2008 increased 86 percent to $0.65 compared to $0.35 for fiscal 2007.

Jabil’s fiscal 2008 core operating income increased 15 percent to $379.9 million or 3.0 percent of net revenue compared to $331.6 million or 2.7 percent of net revenue for fiscal 2007. Core earnings increased 18 percent to $231.0 million compared to $196.2 million for fiscal 2007. Core earnings per share increased 18 percent to $1.12 per diluted share for the period, compared to $0.95 for fiscal 2007.

Sequential Fourth Quarter 2008 Operational and Balance Sheet Highlights

•	GAAP operating income increased 39 percent. Core operating income increased 23 percent.

•	GAAP earnings grew $0.09 per fully diluted share. Core earnings increased $0.04 per fully diluted share.

•	Cash flow used in operations for the fourth quarter of fiscal 2008 was approximately $7 million.

•	Sales cycle was 20 days for the fourth quarter of fiscal 2008.

•	Effective core tax rate for the quarter was 25 percent.

•	Annualized inventory turns remained constant at eight turns for the fourth quarter of fiscal 2008.

•	Capital expenditures for the fourth quarter of fiscal 2008 were approximately $123 million.

•	Depreciation for the fourth quarter of fiscal 2008 was approximately $62 million.

•	Cash and cash equivalent balances were $773 million at the end of the fourth fiscal quarter.

•	Core Return on Invested Capital was 10 percent for the fourth quarter of fiscal 2008.

•	A $0.07 dividend was paid on September 2, 2008.

Business Update

The company expects first fiscal quarter of 2009 net revenue in a range of $3.40 billion to $3.60 billion, with an estimated core operating margin range of 3.0 to 3.4 percent. Jabil said its core earnings per share for its first quarter of fiscal 2009 are anticipated to be in a range of $0.30 to $0.38 per diluted share. GAAP earnings per share are estimated to be $0.20 to $0.28 per diluted share. (GAAP for the first quarter of fiscal 2009 earnings per share are currently estimated to include $0.03 per share for amortization of intangibles and $0.07 per share for stock-based compensation and related charges.)

“The ramifications of the financial market conditions on the overall global economy are difficult to predict,” said Jabil President and CEO Tim Main. “Jabil has diversified its business over a wide range of sectors and we believe this affords us some resilience in a downturn. We remain focused on developing the markets we serve and running efficient operations as we move into the first quarter of fiscal 2009,” said Main.

Given the uncertainty in the financial markets, Main also commented on the company’s current financial condition. “We have significant liquidity relative to our capital requirements over the next twelve months. In total, we have over $1.5 billion in available cash and credit facilities,” he said. “We will continue to focus on capital efficiency as we expand our business in fiscal 2009,” Main said.

MORE

Earnings Release—Add One

September 26, 2008

Supplemental Information

The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, acquisition-related charges, restructuring and impairment charges and certain other income/loss) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core operating margin, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release is a Condensed Consolidated Statement of Earnings as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information

Jabil will hold a conference call to discuss the fourth fiscal quarter and full fiscal year 2008 earnings today at 8:00 a.m. EDT live on the Internet at http://jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://jabil.com. A taped replay of the conference call will also be available September 26, 2008 at approximately 9:00 a.m. EDT through midnight on October 3, 2008. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 65113788. An archived webcast of the conference call will be available at http://jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With approximately 75,000 employees and facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 31, 2008	August 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$772,923	$663,625
Accounts receivable, net	1,475,530	1,352,383
Inventories	1,528,862	1,374,400
Income tax receivable	24,535	22,132
Prepaid expenses and other current assets	293,070	231,797
Deferred income taxes	44,217	21,956

Total current assets	4,139,137	3,666,293

Property, plant and equipment, net	1,392,479	1,261,481
Goodwill and intangible assets, net	1,291,945	1,271,076
Deferred income taxes	155,508	89,562
Other assets	53,068	6,820

Total assets	$7,032,137	$6,295,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$269,937	$501,716
Accounts payable	2,218,969	2,001,508
Accrued expenses	529,839	427,478
Income taxes payable	25,897	58,127
Deferred income taxes	2,998	2,018

Total current liabilities	3,047,640	2,990,847

Notes payable, long-term debt and long-term lease obligations, less current installments	1,099,473	760,477
Noncurrent income tax liability	81,044	—
Deferred income taxes	9,409	13,677
Other liabilities	71,442	78,538

Total liabilities	4,309,008	3,843,539

Minority interest	7,404	8,682

Stockholders’ equity:
Common stock	215	212
Additional paid-in capital	1,406,378	1,340,687
Retained earnings	1,210,417	1,131,403
Accumulated other comprehensive income	301,401	170,960
Treasury stock	(202,686)	(200,251)

Total stockholders’ equity	2,715,725	2,443,011

Total liabilities and stockholders’ equity	$7,032,137	$6,295,232

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2008	August 31, 2007	August 31, 2008	August 31, 2007
Net revenue	$3,264,874	$3,129,831	$12,779,703	$12,290,592
Cost of revenue	3,034,874	2,900,285	11,911,902	11,478,562

Gross profit	230,000	229,546	867,801	812,030

Operating expenses:
Selling, general and administrative	123,707	121,503	491,324	491,967
Research and development	8,603	9,409	32,984	36,381
Amortization of intangibles	9,653	8,685	37,288	29,347
Restructuring & impairment charges	262	39,417	54,808	72,396

Operating income	87,775	50,532	251,397	181,939

Interest, net and other	23,135	25,143	94,204	87,426

Income before income taxes	64,640	25,389	157,193	94,513

Income tax expense	7,729	13,297	25,119	21,401

Minority interest, net of tax	(580)	367	(1,818)	(124)

Net income	$57,491	$11,725	$133,892	$73,236

Earnings per share:
Basic	$0.28	$0.06	$0.65	$0.36

Diluted	$0.28	$0.06	$0.65	$0.35

Common shares used in the calculation of earnings per share:
Basic	205,889	204,196	205,275	203,779

Diluted	206,804	206,106	206,158	206,972

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2008	August 31, 2007	August 31, 2008	August 31, 2007
Operating income (GAAP)	$87,775	$50,532	$251,397	$181,939
Amortization of intangibles	9,653	8,685	37,288	29,347
Stock-based compensation & related charges	6,963	5,122	36,404	47,874
Restructuring & impairment charges	262	39,417	54,808	72,396

Core operating income (Non-GAAP)	$104,653	$103,756	$379,897	$331,556

Net income (GAAP)	$57,491	$11,725	$133,892	$73,236
Amortization of intangibles, net of tax	5,812	8,282	26,990	25,500
Restructuring & impairment charges, net of tax	(8,478)	32,755	39,573	59,258
Stock-based compensation & related charges, net of tax	6,836	7,142	30,591	38,212

Core earnings (Non-GAAP)	$61,661	$59,904	$231,046	$196,206

Earnings per share: (GAAP)
Basic	$0.28	$0.06	$0.65	$0.36

Diluted	$0.28	$0.06	$0.65	$0.35

Core earnings per share: (Non-GAAP)
Basic	$0.30	$0.29	$1.13	$0.96

Diluted	$0.30	$0.29	$1.12	$0.95

Common shares used in the calculations of earnings per share (GAAP):
Basic	205,889	204,196	205,275	203,779

Diluted	206,804	206,106	206,158	206,972

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	205,889	204,196	205,275	203,779

Diluted	206,804	206,106	206,158	206,972